Exhibit 99.1

U.S. Capital Advisors Midstream Access Day January 29, 2013 © Copyright 2013 Buckeye Partners, L.P.

LEGAL NOTICE/FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, express or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. © Copyright 2013 Buckeye Partners, L.P. 2

INVESTMENT HIGHLIGHTS Over 125 years of continuous operations, with a 26-year track record as a publicly traded MLP on the NYSE Market capitalization near $5.0 billion Lower cost of capital realized from elimination of GP IDRs Investment grade credit rating with a conservative approach toward financing growth Increased geographic and product diversity resulting from recent acquisitions Growth opportunities to unlock significant value from acquisition of assets from major petroleum companies - “Terminal Franchise” Opportunities for significant internal growth projects on legacy and recently acquired assets Paid cash distributions each quarter since formation in 1986 Petroleum storage tanks at our Macungie terminal in Pennsylvania Aerial view of BORCO’s six offshore jetties with tank farm in the distance © Copyright 2013 Buckeye Partners, L.P. 3

MANAGEMENT OBJECTIVES Achieving Financial and Operational Excellence The current management team has consistently executed on each element of our strategy to transform Buckeye into a best-in-class asset manager by: Implementing best practices across our business, including acquired assets Improving our cost structure through an organizational restructuring in 2009 Expanding our asset portfolio through conservatively financed, accretive acquisitions, and organic growth projects Diversifying our legacy business into new geographies, products, and asset classes Reducing cost of capital through the buy-in of our general partner We continue to be committed to our mission of delivering superior returns through our talented, valued employees and our core strengths of: Best-in-class customer service Operational excellence that provides consistent, reliable performance to optimize the assets we own and operate An unwavering commitment to safety, environmental responsibility, regulatory compliance, and personal integrity An entrepreneurial approach toward asset acquisition and development © Copyright 2013 Buckeye Partners, L.P. 4

ORGANIZATIONAL OVERVIEW
Three Business Operating Units

Domestic Pipelines & Terminals
- Over 6,000 miles of pipeline with ~100 delivery locations
- Approximately 100 liquid petroleum product terminals
- Approximately 41 million barrels of liquid petroleum product storage capacity

International Pipelines & Terminals
- Over 28 million barrels of storage capacity at 2 terminal facilities in The Bahamas (~23 million) and Puerto Rico (~5 million)
- Deep water berthing capability to handle ULCCs and VLCCs in The Bahamas
- Announced expansion of 4.7 million barrels at Bahamian facility nearing completion, with 1.9 million barrels placed in service 2nd half 2012, 1.6 million barrels to be placed into service during Q1 2013, and 1.2 million barrels expected to be placed into service during Q3 2013

Buckeye Services
Natural Gas Storage
- ~30 Bcf of working natural gas storage capacity in Northern California

Energy Services
- Markets refined petroleum products in areas served by Domestic Pipelines & Terminals
- 5 terminals with ~1 million barrels of storage capacity

Development & Logistics
- Operates and/or maintains third-party pipelines under agreements with major oil and chemical companies

2011 ADJUSTED EBITDA(1)


0.4%
1.6%
0.9%
23.1%
74.0%

(1) See Appendix for Non-GAAP Reconciliations

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BUCKEYE SYSTEM MAP © Copyright 2013 Buckeye Partners, L.P. 6

VALUE CREATION/GROWTH DRIVERS

$4 Billion Invested Since 2008

Recent Transactions [1]

2012
- Perth Amboy, New Jersey Marine Terminal, $260.0 million

2011
- BORCO Marine Terminal, $1.7 billion
- BP Pipeline & Terminal Assets, $165.0 million
- Maine Terminals and Pipeline, $23.5 million

2010
- Buy-in of BPL's general partner, 20 million units issued
- Yabucoa, Puerto Rico Terminal, $32.6 million
- Opelousas, Louisiana Terminal, $13.0 million
- Additional Equity Interest in West Shore Pipe Line Company, $13.5 million

2009
- Blue/Gold Pipeline and Terminal Assets, $54.4 million

2008
- Lodi Natural Gas Storage, $442.4 million
- Farm & Home Oil Company[2], $146.2 million[3]
- Niles and Ferrysburg, Michigan Terminals, $13.9 million
- Albany, New York Terminal, $46.9 million

Organic Growth Capital Spending



$320
$240
$160
$80
$0
($MM)
$91.5
$63.8
$46.5
$261.9
$270.0
2008
2009
2010
2011
2012P
Perth Amboy
BORCO
Natural Gas Storage
Legacy Assets (excl. NGS)

Major Capital Projects in Current Year
- Transformation of Perth Amboy terminal into highly efficient, multi-product storage, blending, and throughput facility
- Significant expansion and product diversity plans at BORCO facility
- Transformation of our Albany marine terminal to handle crude via rail and ship; represents another connection for us to crude-rich Bakken shale play
- Propylene rail loading and storage project and storage expansion and unit train rack construction at two terminals within our Chicago complex
- Pipeline expansion between our Linden, NJ and Macungie, PA terminals to increase capacity to Western PA
- Butane blending and vapor recovery installations planned for numerous terminal facilities across our system

(1) Excludes acquisitions with a value of $10 million or lower
(2) Now Buckeye Energy Services
(3) Buckeye sold the retail division of Farm & Home Oil Company in 2008 for $52.6 million
(4) Estimate provided is mid-point of expected organic growth capital spend range

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Domestic Pipelines & Terminals © Copyright 2013 Buckeye Partners, L.P. 8

DOMESTIC PIPELINES & TERMINALS OVERVIEW © Copyright 2013 Buckeye Partners, L.P. 9 Petroleum storage tanks at our Macungie terminal in Pennsylvania Pipelines & Terminals segment represents Buckeye’s largest segment contribution to Adjusted EBITDA Over 6,000 miles of pipeline located primarily in the Northeast and Midwest United States moving over 1.3 million barrels of liquid petroleum products per day with more than 100 delivery points Approximately 100 liquid petroleum product storage terminals located throughout the United States Approximately 41 million barrels of storage capacity Terminal Throughput Volumes(1) Pipeline Throughput Volumes(1)(2)(1) YTD as of September 30, 2012 (2) Pipeline volumes exclude contribution from the Buckeye NGL Pipeline sold in January of 2010

0 500 1,000 1,500 2,000 2007 2008 2009 2010 2011 2012 1,483.4 1,395.4 1,323.1 1,316.3 1,358.1 1,386.7

1000 750 500 250 0 2007 2008 2009 2010 2011 2012 482.3 464.4 471.9 562.5 742.8 888.3 (b/d – 000’s) (b/d – 000’s)

BP PIPELINES & TERMINALS ACQUISITION © Copyright 2013 Buckeye Partners, L.P. 10 Transaction closed in June 2011 Total transaction purchase price of $165 million 33 liquid products terminals expanding Buckeye’s footprint in the Midwest as well as providing geographic diversity with terminals in the Southeast and on the West Coast 643 miles of refined product pipeline in Iowa and Northern Ohio 590-mile “Lower V” pipeline system that originates in Dubuque, Iowa and runs southwest into Missouri and then northwest back into Iowa 53 miles of pipelines in Northern Ohio Transaction Overview Benefits to Buckeye Represents a key step in Buckeye’s continued expansion and geographic diversification efforts Facilitates participation in several growth markets outside Buckeye’s previous system footprint Provides stable tariff and fee-based revenue streams, supported by multi-year throughput commitments by BP Acquisition was accretive to distributable cash flow Commercial development of these assets has exceeded plan Execution of our Best Practices Initiative strategies: Rapid realization of operating synergies with Buckeye’s existing assets Headcount reduction pursuant to synergy realization Process improvement resulting in efficient, cost- effective operations Operation of integrated assets under Buckeye business strategy, which includes utilization of assets at the lowest costs per unit

BP ACQUISITION—STRONG RESULTS Successful Execution of Terminal Growth Franchise © Copyright 2013 Buckeye Partners, L.P. 11 Pipeline and terminal volumes have exceeded plan since inception Continued growth expected with several additional new contracts still to be signed in the short term Belton, SC and Fairfax, VA are select examples that highlight significant growth through incremental third-party business, and new products and service offerings Terminal Growth Franchise – Ability to quickly integrate these spun-off assets while unlocking significant value through commercialization and application of our best practices formula 34 Percentage increase in Adj. EBITDA contribution from these assets for June 2012 vs. June 2011 13.1 Percentage of volume growth across all 33 acquired terminals since inception Belton, SC Fairfax, VA 32 Number of new third-party terminal customers.

PERTH AMBOY ACQUISITION OVERVIEW

Transaction Overview

- Acquisition of a New York Harbor marine terminal for liquid petroleum products from Chevron for $260 million in cash
- Unique opportunity to acquire key link in the product logistics chain to unlock significant long-term value across the Buckeye enterprise
- Near-term plans to transform existing terminal into a highly efficient, multi-product storage, blending, and throughput facility
- Anticipated growth capital investment in the facility of ~$200-250 million over the next three years at attractive annual Adjusted EBITDA investment multiple of 4 – 5x, resulting in all-in Adjusted EBITDA investment multiple of 7 – 8x[1]
- Transaction supported by multi-year storage, blending, and throughput commitments from Chevron
- Closed on July 26, 2012
- Expected to be accretive to distributable cash flow per unit in 2013
- Portion of purchase price funded indirectly by February 2012 registered direct offering of LP units

Facility Overview



Note: Facility located in Perth Amboy, NJ. Green line indicates approximate property boundaries

- Located in New York Harbor as a NYMEX delivery point
- Approximately 4.0 MMBbls total storage capacity
  - ~2.7 MMBbls of active refined product storage
  - ~1.3 MMBbls of refurbishable storage
- 4 docks (1 ship, 3 barge[2]) with water draft up to 37'
- Pipeline, water, rail, and truck access
- Potential for crude, gasoline, distillate, ethanol, asphalt or 6 oil service that can be optimized as market needs evolve
- ~250 acre site with significant undeveloped acreage for expansion potential
- Close proximity for integration with Buckeye's Linden complex
- Assessing opportunities for handling Bakken-sourced crude at this facility via rail and ship

(1) Includes acquisition purchase price and capital spent on tanks, terminal piping, dock and truck rack improvements, and ~6 miles of new pipeline to be constructed from Perth Amboy to Buckeye's Linden, NJ complex.
(2) One of the barge docks is currently out of service.

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PERTH AMBOY COMMERCIAL STRATEGY PADD(1) 1 Market Opportunity Perth Amboy is in a highly attractive location in the New York Harbor with access to the large local PADD 1 market The PADD 1 region has ~36% of the U.S. population and relies on PADD 3 and international imports and transfers of refined products to meet market demand All U.S. Northeast product not produced by local refineries must be supplied either through import or inter-PADD transfers, increasing storage capacity demand in the New York Harbor New York Harbor NYMEX delivery point: nexus of U.S. Northeast petroleum flows Significantly more trading liquidity than Philadelphia market © Copyright 2013 Buckeye Partners, L.P. 13 (1) Petroleum Administration for Defense Districts Buckeye Business Strategy Multi-mode takeaway capacity (pipe, water, rail, truck) connected to the Buckeye system and inland distribution network Balanced focus on imports/exports for clean products (gasoline, distillates, jet) and dirtier fuels (crude, fuel oil, asphalt) Pipeline constraints and poor facility configurations (tank-to-tank communication) at some existing terminals in New York Harbor result in inefficiencies Ability to complement storage with local product distribution via truck rack Strong interest expressed for a Bakken/Utica crude solution, bunker fuel growth, and asphalt terminalling/supply Facilitates U.S. Northeast product flow and logistics Secures and diversifies access to product supply Extension of the product value chain with BORCO Opportunity to tie-in imports and exports to/from the U.S. We believe optimal facility configuration with simultaneous operations and high-speed takeaway capacity will give Perth Amboy competitive advantages in the marketplace

DOMESTIC PIPELINES & TERMINALS GROWTH POTENTIAL

PROJECTS

NY Harbor to PA Expansion (completed 4/1/12):

- Increased Buckeye's ability to handle NY Harbor barrels destined for the Pennsylvania market
- Incremental 30,000 bpd of pipeline capacity

Bakken Crude:

- Multi-year agreement to support transformation of the Albany marine terminal to handle crude via rail and ship for major oil refiner
- Contracted to offload approximately 8,600 bpd of Bakken crude for refinery customer at Woodhaven, MI facility
- Perth Amboy well-suited for handling via rail

Butane Blending:

- Significant growth driven by strong blending margins
- Improved blending efficiencies and oversight
- Opportunities for further locational deployment of blending capabilities

Propylene Rail Facility (in progress):

- Construction of new propylene storage at East Chicago facility
- Add rail loading capability at that facility

Utica Shale Opportunity:

- Development is in early stages, but industry consensus is that crude logistics solutions will be needed
- Buckeye has presence in area and has opportunity to utilize existing infrastructure, including ROW and underutilized lines, to be key logistics provider


Detroit
Pittsburgh
Lima
Primary
Utica Shale

Chicago Complex Crude Oil Storage Opportunity (potential):

- Opportunity to leverage asset footprint in Chicago to take advantage of changing crude oil slates in the market

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FERC ORDER DEVELOPMENTS Buckeye Pipe Line’s Market-Rate Program Program Background and “Show Cause” Proceeding In 1991, FERC approved Buckeye Pipe Line Company, L.P.’s (“BPL Co.”) use of an innovative rate-setting system. In its 15 competitive markets, BPL Co. sets tariff rates in response to competitive forces, subject to a cap Rates in the other five markets, including NYC, are tied to changes in rates in the competitive markets On March 1, 2012, BPL Co. filed for routine, system-wide rate increases; a single airline shipper in the NYC area protested. On March 30, 2012, FERC issued an order rejecting the rate increases and initiated a review of the program. BPL Co.’s response, which was filed May 15, affirmed that the program has functioned reasonably, has adjusted rates in line with the pipeline industry, and has not caused undue discrimination among its shippers. On June 29, 2012, the initial protesting party filed comments contending that BPL Co.‘s program has not been reasonable and should be discontinued; three companies intervened without taking a position, and three companies and a committee representing jet fuel consumers at an airport supported the position of the protesting party. Additional filings were made by the parties in July and August. One of the intervenors withdrew from the proceeding in October. In 2011, BPL Co. generated approximately $295 million of the revenue in Buckeye’s Pipelines & Terminals operating segment and deliveries of jet fuel to the NYC airports generated approximately $30 million of BPL Co.’s revenues. FERC’s order does not affect any pipelines or terminals owned by Buckeye’s other operating subsidiaries. Although Buckeye believes the program should be preserved, FERC may discontinue or modify it to conform to its generic rate-setting methodology of indexing or one of the alternative methodologies (market-based, cost-based, or settlement-based rates). Buckeye cannot predict when FERC will act on the proceeding or what it will do. Airlines’ Complaint On September 20, 2012, four airlines filed a complaint at FERC challenging BPL Co.’s tariff rates for transporting jet fuel to three NYC airports – the same movements that were the subject of the March protest that led to the “show cause” proceeding. The complaint is not directed at BPL Co.’s rates for service to other destinations, and it has no impact on the pipeline systems and terminals owned by Buckeye’s other operating subsidiaries. On October 10, 2012, BPL Co. filed its answer to the complaint, and additional filings were made by the parties in October and November. No third parties have filed to intervene in the complaint proceeding. While we cannot predict when FERC will act on the airlines’ complaint or what FERC may do, all parties have expressed a willingness to explore settlement by participating in FERC’s standard settlement processes. We believe it is likely that FERC will initiate a settlement process, though we cannot predict whether the process will be successful. © Copyright 2013 Buckeye Partners, L.P. 15

FERC ORDER DEVELOPMENTS (Continued) Buckeye Pipe Line’s Market-Rate Program Market-Based Rates Application for New York City Market On October 15, 2012, BPL Co. filed an application with FERC seeking authority to charge market-based rates for deliveries of refined petroleum products to the NYC market. If FERC grants the application, BPL Co. would be permitted prospectively to set its rates in response to competitive forces, and the airlines’ cost-based challenges to BPL Co.‘s jet fuel delivery rates to the NYC airports would be moot with respect to future rates. Buckeye believes that the New York City-area market is robust and highly competitive. The New York Harbor is one of the world’s most active refined petroleum products markets. Within this market, BPL Co.‘s customers have access to numerous existing alternatives, via pipeline, barge, and truck, to transport refined products. The three airports are located near other active products pipelines or barge docks and, with reasonable investment, should be able to access alternative jet fuel supplies efficiently and economically. On December 14, 2012, four airlines filed a joint protest of BPL Co.‘s market-based rates application, specifically pertaining to jet fuel transportation to three NYC airports—the same movements that were the subject of the March 2012 protest that led to the “show cause” proceeding. The protest is not directed at BPL Co.‘s market-based rates application pertaining to movements of any other products or to any other destinations in the NYC market. On January 14, 2013, BPL Co. filed its answer to the protest. Buckeye cannot predict when FERC will act on the application or what it will do. Depending on the outcome of these proceedings, the level of some or all of BPL Co.‘s rates could be subject to change, which could have a material impact on our revenues. © Copyright 2013 Buckeye Partners, L.P. 16

International Pipelines & Terminals © Copyright 2013 Buckeye Partners, L.P. 17

INTERNATIONAL PIPELINES AND TERMINALS

BORCO

- World-class marine storage terminal for crude oil, fuel oil, and refined petroleum products
- 24.9 MMBbls capacity
- Located in Freeport, Bahamas, 80 miles from Southern Florida and 920 miles from New York Harbor
- Deep-water access (up to 91 feet) and the ability to berth VLCCs and ULCCs
- Significant amount of capacity under long-term (3-5 year) take or pay contracts
- World-class customer base
- Variable revenue generation from ancillary services such as berthing, blending, bunkering, and transshipping
- Hub for international logistics
- Announced expansion of 4.7 million barrels nearing completion with 1.9 million barrels delivered to date and 2.8 million barrels expected to be placed into service in 2013; room to double storage capacity if market conditions permit

International Pipelines & Terminals Yabucoa, Puerto Rico

- Well maintained facility with superior blending/manufacturing facilities
- 4.6 million barrels of refined petroleum product, fuel oil, and crude oil storage capacity
- Strategic location supports a strong local market and also provides regional growth opportunities
- Long-term fee-based revenues supported by multi-year volume commitments from Shell

BORCO 2012 REVENUE[1][2]


7%
12%
81%
Storage (take or pay)
Berthing (variable)
Other Ancillary (variable)

BORCO 2012 LEASED CAPACITY [1]


12%
20%
68%
Fuel Oil
Crude Oil
Refined Products

(1) YTD as of September 30, 2012
(2) Excludes non-cash amortization of unfavorable storage contracts.

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BORCO BERTHING CAPABILITIES SIX OFFSHORE JETTIES AND INLAND DOCK © Copyright 2013 Buckeye Partners, L.P. 19 BERTH 5 Fuel Oil Clean Products BERTH 6 Crude Oil Fuel Oil Clean Products BERTH 7 Fuel Oil Clean Products BERTH 8 Crude Oil Fuel Oil Clean Products BERTH 9 Crude Oil Fuel Oil BERTH 10 Crude Oil Fuel Oil Berth 12 (Inland Dock) Fuel Oil Clean Products

INTERNATIONAL INTERNAL GROWTH PROJECTS
EXPANSION AND OTHER GROWTH OPPORTUNITIES

- Expansion project at BORCO nearing completion
  - Phase 1 to add approximately 3.5 million barrels of storage capacity
    - 1.1 million barrels of fuel oil storage in operation as of July 2012
    - ~0.8 million barrels of refined products storage in operation as of October 2012
    - ~1.6 million barrels of refined products storage in operation during Q1 2013
  - Initiation of Phase 2 expansion of 1.2 million barrels of crude oil storage expected to be in service in the third quarter of 2013
- Commitments already received for 100% of total expansion capacity
- Longer-term opportunity to double storage capacity in Greenfield
- Offshore jetty (2 berths) and inland dock construction completed and operations initiated in the fourth quarter of 2011

BORCO Expansion Capacity[1] – millions of barrels



Expansion Capacity (MMbls)
5
4
3
2
1
0
$250
$200
$150
$100
$50
Cumulative CAPEX $MM
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
2012
2013
Yellowfield2
Bluefield2
Bluefield1
Yellowfield1
Capex

(1) Graph reflects expected midpoint of capital spend range. Dates represent expected date that capacity is placed in service.

Significant Land Available for Expansion



Bluefield Area
Greenfield Area
Yellowfield Area

Other Internal Growth Opportunities

- Potential for staging of crude oil resulting from Latin American production expected to come online over the next decade
  - Provides optionality to multiple end-market destinations
- Bunkering Opportunities – Blended Fuel Oil
  - BORCO is the logical, geographical, optimum spot for a new "Bunker filling station"
  - 2014 Panama Canal expansion to allow passage of Suezmax vessels expected to lead to 20-30% increase in traffic, BORCO location ideal to service the incremental vessels
- Yabucoa, Puerto Rico facility provides opportunities for jet fuel and crude storage, as well as bunkering

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© Copyright 2013 Buckeye Partners, L.P.
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Buckeye Services © Copyright 2013 Buckeye Partners, L.P. 21

BUCKEYE SERVICES OVERVIEW © Copyright 2013 Buckeye Partners, L.P. 22 Energy Services Buckeye Energy Services (“BES”) markets a wide range of refined petroleum products and other ancillary products in areas served by Buckeye’s pipelines and terminals Strategy for mitigating basis risk included a reduction of refined product inventories in the Midwest and focusing on fewer, more strategic locations for transacting business Recently reduced costs by right-sizing the infrastructure for reduced geographic focus Contributed almost $32 million in revenues to Domestic Pipelines & Terminals over last 12 months ending September 30, 2012, while also providing valuable insight on demand and pricing support for our terminalling and storage business Development & Logistics Buckeye Development & Logistics (“BDL”) operates and/or maintains third-party pipelines under agreements with major oil and chemical companies BDL is also responsible for identifying and completing potential acquisitions and organic growth projects for Buckeye BDL services offered to customers Contract operations Project origination Asset development Engineering design Project management Natural Gas Storage Buckeye’s Lodi Gas Storage facility is a high performance natural gas storage facility with approximately 30 Bcf of working gas capacity in Northern California serving the greater San Francisco Bay Area Revenue is generated through firm storage services and hub services The facilities collectively have a maximum injection and withdrawal capability of approximately 550 million cubic feet per day (MMcf/day) and 750 MMcf/day, respectively Lodi’s facilities are designed to provide high deliverability natural gas storage service and have a proven track record of safe and reliable operations

Financial Overview © Copyright 2013 Buckeye Partners, L.P. 23

FINANCIAL PERFORMANCE © Copyright 2013 Buckeye Partners, L.P. 24 Adjusted EBITDA ($MM)(1)(2) Cash Distributions per Unit Cash Distribution Coverage(2)(3) (1) LTM as of September 30, 2012 (2) See Appendix for Non-GAAP Reconciliations (3) Distributable cash flow divided by cash distributions declared for the respective periods (4) Long-term debt less cash and cash equivalents divided by Adjusted EBITDA Net LT Debt/Adjusted EBITDA(1)(4)(5) (5) For purposes of calculating the leverage, Adjusted EBITDA is adjusted for pro forma impacts of acquisitions

INVESTMENT SUMMARY Stability and Growth Proven 26-year track record as a publicly traded partnership through varying economic and commodity price cycles Management continues to drive operational excellence through its best practices initiative Recent acquisitions provide Buckeye with increased geographic and product diversity, including access to international logistics opportunities, and provide significant near-term growth projects July 2012 acquisition of marine terminal facility in Perth Amboy, NJ from Chevron furthers Buckeye’s strategy to create a fully integrated and flexible system that offers unparalleled connectivity and service capabilities; provides significant near-term growth opportunities at attractive multiple World-class BORCO marine storage terminal with 23.3 million barrels of storage capacity for crude oil and liquid petroleum products in Freeport, Bahamas with approved additional capacity expansion of 2.8 million barrels; serves as important logistics hub for international petroleum product flows Diversified portfolio of assets provides balanced mix of stability and growth and is well positioned to take advantage of changing supply and demand fundamentals for crude and refined petroleum products to drive improved returns to unitholders © Copyright 2013 Buckeye Partners, L.P. 25

Non-GAAP Reconciliations © Copyright 2013 Buckeye Partners, L.P. 26

BASIS OF REPRESENTATION; EXPLANATION OF NON-GAAP MEASURES Buckeye’s equity-funded merger with Buckeye GP Holdings, L.P. (“BGH”) in the fourth quarter of 2010 has been treated as a reverse merger for accounting purposes. As a result, the historical results presented herein for periods prior to the completion of the merger are those of BGH, and the diluted weighted average number of LP units outstanding increase from 20.0 million in the fourth quarter of 2009 to 44.3 million in the fourth quarter of 2010. Additionally, Buckeye incurred a non-cash charge to compensation expense of $21.1 million in the fourth quarter of 2010 as a result of a distribution of LP units owned by BGH GP Holdings, LLC to certain officers of Buckeye, which triggered a revaluation of an equity incentive plan that had been instituted in 2007. Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook. Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income. This presentation references forward-looking estimates of Adjusted EBITDA and investment multiples projected to be generated by the Perth Amboy terminal. A reconciliation of estimated Adjusted EBITDA to GAAP net income is not provided because GAAP net income generated by the Perth Amboy terminal for the applicable periods is not accessible. Buckeye has not yet completed the necessary valuation of the various assets to be acquired, a determination of the useful lives of these assets for accounting purposes, or an allocation of the purchase price among the various types of assets. In addition, interest and debt expense is a corporate-level expense that is not allocated among Buckeye’s segments and could not be allocated to the Perth Amboy terminal operations without unreasonable effort. Accordingly, the amount of depreciation and amortization and interest and debt expense that will be included in the additional net income generated as a result of the acquisition of the Perth Amboy terminal is not accessible or estimable at this time. The amount of such additional resulting depreciation and amortization and applicable interest and debt expense could be significant, such that the amount of additional net income would vary substantially from the amount of projected Adjusted EBITDA. © Copyright 2013 Buckeye Partners, L.P. 27

NON-GAAP RECONCILIATIONS

Net Income to Adjusted EBITDA ($M)

	2007	2008	2009	2010	2011	LTM[1]
Net income attributable to BPL	22,921	26,477	49,594	43,080	108,501	251,141
Interest and debt expense	51,721	75,410	75,147	89,169	119,561	114,428
Income tax expense (benefit)	760	801	(343)	(919)	(192)	1,177
Depreciation and amortization	40,236	50,834	54,699	59,590	119,534	136,793
EBITDA	**115,638**	**153,522**	**179,097**	**190,920**	**347,404**	**503,539**
Net income attributable to noncontrolling interests affected by merger [2]	131,941	153,546	90,381	157,467	-	-
Amortization of unfavorable storage contracts	-	-	-	-	(7,562)	(10,994)
Gain on sale of equity investment	-	-	-	-	(34,727)	(615)
Non-cash deferred lease expense	-	4,598	4,500	4,235	4,122	3,956
Non-cash unit-based compensation expense	968	1,909	4,408	8,960	9,150	13,152
Equity plan modification expense	-	-	-	21,058	-	-
Asset impairment expense	-	-	59,724	-	-	-
Goodwill impairment expense	-	-	-	-	169,560	-
Reorganization expense	-	-	32,057	-	-	-
Adjusted EBITDA [3]	**248,547**	**313,575**	**370,167**	**382,640**	**487,947**	**509,038**
Adjusted Segment EBITDA						
Pipelines & Terminals	238,830	253,790	302,164	346,447	361,018	390,983
International Operations	-	-	-	(4,655)	112,996	122,553
Natural Gas Storage	-	41,814	41,950	29,794	4,204	3,639
Energy Services	-	9,443	19,335	5,861	1,797	(19,540)
Development & Logistics	9,717	8,528	6,718	5,193	7,932	11,403
Total Adjusted EBITDA [3]	**248,547**	**313,575**	**370,167**	**382,640**	**487,947**	**509,038**

(1) LTM as of September 30, 2012.
(2) On November 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(3) In 2010, Buckeye revised its definition of Adjusted EBITDA to exclude non-cash unit-based compensation expense, the 2010 non-cash equity plan modification expense and income attributable to noncontrolling interests affected by the merger for periods prior to our buy-in of our general partner. These amounts were excluded from Adjusted EBITDA presented for 2008, 2009 and 2010 in our Annual Report on Form 10-K for the year ended December 31, 2010, as amended. Adjusted EBITDA for 2007 has been restated in this presentation to exclude these amounts for comparison purposes.

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BUCKEYE PARTNERS, L.P.
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NON-GAAP RECONCILIATIONS

Net Income to Distributable Cash Flow ($M)

	2007	2008	2009	2010	2011	LTM [1]
Net income attributable to BPL	22,921	26,477	49,594	43,080	108,501	251,141
Depreciation and amortization	40,236	50,834	54,699	59,590	119,534	136,793
Net income attributable to noncontrolling interests affected by merger [2]	131,941	153,546	90,381	157,467	-	-
Gain on sale of equity investment	-	-	-	-	(34,727)	(615)
Non-cash deferred lease expense	-	4,598	4,500	4,235	4,122	3,956
Non-cash unit-based compensation expense	968	1,909	4,408	8,960	9,150	13,152
Equity plan modification expense	-	-	-	21,058	-	-
Asset impairment expense	-	-	59,724	-	-	-
Reorganization expense	-	-	32,057	-	-	-
Non-cash senior administrative charge	950	1,900	475	-	-	-
Amortization of unfavorable storage contracts	-	-	-	-	(7,562)	(10,994)
Write-off of deferred financing costs	-	-	-	-	3,331	-
Amortization of deferred financing costs and debt discounts [3]	1,448	1,737	3,134	4,411	4,289	3,476
Goodwill impairment expense	-	-	-	-	169,560	-
Maintenance capital expenditures	(33,803)	(28,936)	(23,496)	(31,244)	(57,467)	(56,662)
Distributable Cash Flow	**164,661**	**212,065**	**275,476**	**267,557**	**318,731**	**340,247**
Distributions for Coverage ratio [4]	173,689	209,412	237,687	259,315	351,245	376,177
Coverage Ratio	**0.95x**	**1.01x**	**1.16x**	**1.03x**	**0.91x**	**0.90x**

(1) LTM as of September 30, 2012.
(2) On November, 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(3) In 2011, Buckeye revised its definition of Distributable Cash Flow to exclude amortization of deferred financing costs and debt discounts. Distributable Cash Flow for 2007-2010 have been restated to exclude those amounts for comparison purposes.
(4) Represents cash distributions declared for limited partner units (LP units) outstanding as of each respective period. 2012 amounts reflect actual cash distributions paid on LP units for the quarters ended March 31, 2012 and June 30, 2012 and estimated cash distributions paid on LP units for the quarter ended September 30, 2012. Distributions with respect to the Class B units outstanding on the record date for each quarter ended during 2011 and 2012 were paid in additional Class B units rather than in cash.

BUCKEYE PARTNERS, L.P.
© Copyright 2013 Buckeye Partners, L.P.
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